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                                                                 Exhibit 5.1
                                  September 26, 1996



Cutter & Buck Inc.
2710 First Avenue, Suite 500
Seattle, Washington  98121

Dear Sir/Madam:

We have acted as counsel to Cutter & Buck Inc. (the "Company") in connection with the preparation and filing of a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, which the Company is filing with the Securities and Exchange Commission with respect to 1,300,000 shares (the "Company Shares") of the Company's common stock, no par value (the "Common Stock") to be offered by the Company and 100,000 shares (the "Selling Shareholder Shares") of the Company's Common Stock to be offered by certain Shareholders of the Company (the "Selling Shareholders"), together with an additional 210,000 shares if and to the extent the Underwriters exercise an over-allotment option granted by the Company (the "Over-Allotment Shares"). The Company Shares, Selling Shareholder Shares and Over-Allotment Shares are together referred to as the "Shares."

We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purposes of this opinion. Based upon the foregoing, we are of the opinion that upon the happening of the following events:

    (a) filing of any amendments to the Registration Statement and the effectiveness of the Registration Statement, and

    (b) due execution by the Company and registration by its registrar of the Shares, and the sale of the Shares as contemplated by the Registration Statement and in accordance with the aforesaid governmental authorizations, and the resolutions adopted by the Board of Directors of the Company, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

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Cutter & Buck Inc.
September 26, 1996
Page 2


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm in the Prospectus of the Registration Statement under the heading "Legal Matters."

                                       Very truly yours,

                                       /s/ Lane Powell Spears Lubersky LLP

                                       LANE POWELL SPEARS LUBERSKY LLP